UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

September 16, 2024

Date of Report (Date of earliest event reported)

Upstart Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39797	46-4332431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2950 S. Delaware Street, Suite 410

San Mateo, CA 94403

(Address of principal executive offices, including zip code)

(833) 212-2461

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	UPST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Notes and the Indenture

On September 19, 2024, Upstart Holdings, Inc. (the “Company”) issued $431.25 million in aggregate principal amount of its 2.00% Convertible Senior Notes due 2029 (the “Notes”) pursuant to an indenture (the “Indenture”), dated September 19, 2024, between the Company and U.S. Bank Trust Company, National Association, as trustee.

The Notes will bear interest from September 19, 2024 at a rate of 2.00% per annum, payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2025. The Notes may bear additional interest under specified circumstances relating to the Company’s failure to comply with its reporting obligations under the Indenture or if the Notes are not freely tradeable as required by the Indenture. The Notes will mature on October 1, 2029, unless earlier repurchased, redeemed or converted pursuant to their terms.

The initial conversion rate of the Notes is 21.9029 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $45.66 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for any accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture) or an issuance of a notice of redemption, the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change or notice of redemption.

Prior to the close of business on the business day immediately preceding July 1, 2029, the Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after December 31, 2024, and only during such calendar quarter, if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business-day period after any five consecutive trading-day period in which the trading price per $1,000 principal amount of Notes for each trading day of such five consecutive trading-day period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after July 1, 2029, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes regardless of the foregoing conditions. Upon conversion, the Company will pay or deliver, as the case may be, either cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election.

The Company may not redeem the Notes prior to October 6, 2027. On or after October 6, 2027, the Company may redeem for cash all or any portion of the Notes, at its option, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides a notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes. Upon the occurrence of a fundamental change (as defined in the Indenture) prior to the maturity date, holders may require the Company to repurchase all or a portion of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment with all of the Company’s existing and future unsecured indebtedness that is not so subordinated, including the Company’s outstanding 0.25% Convertible Senior Notes due 2026 (the “2026 Notes”); effectively junior in right of payment to any of the Company’s senior, secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of current or future subsidiaries of the Company (including trade payables).

The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes:

(1) the Company defaults in the payment of interest on any Note when due and payable and the default continues for a period of 30 days;

(2) the Company defaults in the payment of any principal of any Note when due and payable at its stated maturity, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for a period of five business days;

(4) failure by the Company to give (i) a fundamental change notice in accordance with the indenture when due and such failure continues for five business days, or (ii) notice of a specified corporate transaction in accordance with the Indenture when due and such failure continues for two business days;

(5) failure by the Company to comply with any of its obligations under the Indenture with respect to consolidation, merger, sale, conveyance, transfer and lease of assets of the Company;

(6) failure by the Company for a period of 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of its other agreements contained in the Notes or the Indenture;

(7) default by the Company or any significant subsidiary (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there is outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50.0 million (or its foreign currency equivalent) in the aggregate of the Company or any such significant subsidiary, whether such indebtedness now exists or is hereafter created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case, after the expiration of any applicable grace period, if such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within 30 days after written notice to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture; and

(8) certain events of bankruptcy, insolvency or reorganization of the Company or any significant subsidiary.

If such an event of default, other than an event of default described in clause (8) above with respect to the Company, occurs and is continuing, the trustee by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Company and the trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes then outstanding to be due and payable. If an event of default described in clause (8) above with respect to the Company occurs, 100% of the principal of and accrued and unpaid interest, if any, on the Notes then outstanding will automatically become due and payable.

The net proceeds from the offering were approximately $420.9 million, after deducting the Initial Purchasers’ (as defined below) discounts and commissions and the Company’s estimated offering expenses related to the offering. The Company used approximately $40.9 million of the net proceeds from the offering to pay the cost of the Capped Call Transactions (as defined below). In addition, the Company used approximately $302.5 million of the net proceeds from the offering for the repurchase for cash of approximately $334.2 million aggregate principal amount of the 2026 Notes in individually negotiated transactions entered into concurrently with the pricing of the offering with certain holders of the 2026 Notes. The Company intends to use the remainder of the net proceeds from the offering for general corporate purposes.

The foregoing description is qualified in its entirety by reference to the text of the Indenture and the Form of 2.00% Convertible Senior Notes due 2029, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Capped Call Transactions

In connection with the offering of the Notes, on September 16, 2024 and September 17, 2024, the Company entered into privately negotiated capped call transactions with each of Barclays Bank PLC, through its agent Barclays Capital Inc., Citibank, N.A., HSBC Bank USA, National Association, Banco Santander, S.A., through its agent Santander US Capital Markets LLC, and The Bank of Nova Scotia (the “Capped Call Transactions”). The Capped Call Transactions each have an initial strike price of approximately $45.66 per share, subject to certain adjustments, which corresponds to the initial conversion price of the Notes. The Capped Call Transactions each have an initial cap price of $70.24 per share. The Capped Call Transactions cover, subject to anti-dilution adjustments, approximately 9.4 million shares of Common Stock. The Capped Call Transactions are expected generally to offset the potential dilution to the Common Stock upon any conversion of Notes and/or reduce any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market price per share of Common Stock, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions, with such offset and/or reduction subject to a cap. If, however, the market price per share of the Common Stock, as measured under the terms of the Capped Call Transactions, exceeds the cap price of the Capped Call Transactions, there would be dilution and/or there would not be a reduction of such potential cash payments, in each case, to the extent that such market price per share of the Common Stock exceeds the cap price of the Capped Call Transactions. The final component of each of the Capped Call Transactions is scheduled to expire on September 27, 2029.

The description of the Capped Call Transactions contained herein is qualified in its entirety by reference to the Form of Capped Call Confirmation attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

On September 16, 2024, the Company entered into a purchase agreement (the “Purchase Agreement”) with Barclays Capital Inc. and Goldman Sachs & Co. LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $375.0 million in aggregate principal amount of the Notes. In addition, the Company granted the Initial Purchasers an option to purchase up to an additional $56.25 million in aggregate principal amount of Notes on the same terms and conditions. The Initial Purchasers exercised their option in full on September 17, 2024.

The Purchase Agreement includes customary representations, warranties, and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration requirements provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement . The shares of the Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

To the extent that any shares of the Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of the Common Stock.

Item 8.01	Other Events.

Launch Press Release

On September 16, 2024, the Company issued a press release announcing its intention to offer $300,000,000 aggregate principal amount of convertible senior notes in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pricing Press Release

On September 16, 2024, the Company issued a press release announcing the upsize and pricing of its offering of $375,000,000 aggregate principal amount of the Notes in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated September 19, 2024, between Upstart Holdings, Inc. and U.S. Bank Trust Company, National Association.

4.2	Form of 2.00% Convertible Senior Note due 2029 (included in Exhibit 4.1).

10.1	Form of Capped Call Confirmation.

99.1	Press Release, dated September 16, 2024.

99.2	Press Release, dated September 16, 2024.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Upstart Holdings, Inc.

Dated: September 19, 2024	By:	/s/ Sanjay Datta
Sanjay Datta
Chief Financial Officer